EXHIBIT 32.2
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Stewart & Stevenson LLC’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended January 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer certifies that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.
Date: April 29, 2008

By:	/s/ Jeffery W. Merecka
Jeffery W. Merecka
Vice President, Chief Financial Officer and Secretary